                                                                  EXHIBIT 10.08


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (the "Agreement") made as of the 4th day of September, 1996 as an amendment and restatement of the Agreement dated December 1, 1995 is entered into by Computervision Corporation, a Delaware corporation with its principal place of business at 100 Crosby Drive, Bedford, Massa chusetts 01730 (the "Company") and Kathleen A. Cote, 58 North Street, Lexington, MA. 02173 (the "Employee").

     The Company desires to continue to employ the Employee, and the Employee desires to continue to be employed by the Company, pursuant to the terms and conditions of this Agreement. In consideration of the mutual covenants and premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

         1. TERMS OF EMPLOYMENT. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for a three year period commencing on September 1, 1996 (the "Com mencement Date") and ending on August 31, 1999 (the "Termination Date") (such period, as it may be extended as provided in this Agreement, the "Employment Period"), unless otherwise terminated or modified in accordance with the provisions of Section 4 below. At any time prior to any September 1st that is then twenty-four (24) months prior to the Termination Date (as the Termination Date may be extended in accordance herewith), the Company in its sole discretion may extend the then current Termination Date for a one year period by providing the Employee with written notice to that effect. (Thus, for example, the Company shall have the right to extend the current Termination Date of August 31, 1999 to August 31, 2000 only if it provides written notice of its election to extend prior to September 1, 1997. Similarly, if the Company does elect to extend the Termination Date of August 31, 2000, it may further extend the Termination Date to August 31, 2001 if it provides written notice of its election to extend prior to September 1, 1998.)


     2. TITLE, CAPACITY.

          2.1 From September 1, 1996 through October 30, 1996 (the "Transition Period"), the Employee shall serve as the President and Chief Operating Officer of the Company and shall report to, and be subject to the supervision of, the Chief

Executive Officer of the Company ("CEO"). From and after Novem ber 1, 1996, the Employee shall serve as President and Chief Executive Officer and report to the Board of Directors of the Company (the "Board"). The Employee shall be based in Massachusetts to fulfill her duties and responsibilities to the Company.

          2.2 The Employee hereby accepts such employment and agrees to undertake such duties and responsibilities inherent in such positions and such other duties and responsibilities as the CEO or the Board, as the case may be, shall from time to time reasonably assign to her. The Employee agrees to devote her entire business time, attention and energies to the business and interests of the Company during the Employment Period, except with respect to incidental business activities and outside directorships which shall be fully disclosed to the Board by the Employee and approved by the Board prior to engagement in such activities or directorships (other than outside directorships with Walden University and Bay Networks, Inc. (hereinafter "Current Directorships") which have been disclosed to and ap proved by the Board). None of any such directorships or activi ties shall, in the sole determination of the Board, cause a conflict of interest or interfere with the Employee's performance of her duties hereunder. (The Company agrees that the Current Directorships do not conflict or interfere with the Employee's performance of her duties hereunder.) The Employee agrees to abide in all material respects by all lawful rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company, except to the extent inconsistent with this Agreement. The Employee acknowledges receipt of copies of all such rules and policies committed to writing as of the date of this Agreement.


     3. Compensation and Benefits.
        -------------------------

          3.1 SALARY. During the Transition Period, the Company shall pay the Employee, in biweekly installments, an annual base salary of $400,000 per annum and, thereafter, the Company shall pay the Employee an annual base salary of $600,000. Such salary shall be subject to increase from time to time as determined by the Board, in its sole discretion, upon recommendation by the Compensation Committee to the Board based upon a review that shall take place at least yearly. Such salary shall not be reduced without the consent of the Employee.

          3.2 ANNUAL INCENTIVE BONUS. Under the Company's Management Incentive Plan (the "Plan"), the award of an annual incentive bonus to the Employee will depend upon corporate and individual performance. Individual performance objectives (the "IPOs") will be established annually no later than each February 1, as mutually agreed to by the Employee and the Board. The Annual
IPO will include both quantitative and qualitative goals and will include financial objectives for each fiscal year. For each calendar year during the Employment Period, the incentive bonus opportunity may range from 0 - 100% (0 - 200% in the event of over achievement) of annual base salary. The Compensation Committee will evaluate each February the achievement of the IPO's for the past fiscal year and recommend to the Board the Employee's bonus award for such year, based upon the Employee's achievement of her IPOs and the achievement of the corporate performance goals for such year. Each annual incentive bonus shall be payable either in a lump sum, or in installments, as determined by the Board, at the time or times the Company pays incentive bonus compensation to its other key executives.

          3.3 STOCK OPTION GRANT. The Employee acknowledges the receipt of a grant under the Company's 1992 Stock Option Plan of an option to purchase 200,000 shares of the Company's Common Stock having a fair market value as of September 3, 1996 the ("Grant Date"), such option to vest ratably at a rate of 25% on each of the first four anniversaries of such Grant Date.

          3.4 ADOPTION/PARTICIPATION IN STOCK PLANS OR PROGRAMS, ETC. If during the Employment Period, the Company shall adopt a stock purchase, restricted stock, stock appreciation, bonus unit or similar plan or program for participation by key executives of the Company, the Employee shall have the opportunity to partici pate therein to the extent permitted by then current laws and regulations.

          3.5 FRINGE BENEFITS. The Employee shall be entitled to participate in all benefit programs that the Company currently has in place and/or establishes and makes available for partici pation by key executives of the Company and, to the extent not covered by such key executive programs, shall be entitled to participate in all benefit programs that the Company currently has in place and/or establishes and makes available for partici pation to its other employees, if any, to the extent that the Employee's position, tenure, salary, age, health and other qualifications make her eligible to participate, including, but not limited to, four weeks' annual vacation and the officers' perquisite program.

          Under the officers' perquisite program, the Employee shall have available $30,000 per calendar year.


     4. Employment Termination.
        ----------------------

          4.1 The employment of the Employee by the Company pursuant to this Agreement shall terminate upon the occurrence of any of the following:

               (a) Expiration of the Employment Period in accordance with
Section 1, unless extended by mutual agreement;

               (b) At the election of the Company, for Cause (as defined below), immediately upon written notice by the Company to the Employee. For the purposes of this Agreement, "Cause" shall be deemed to exist solely upon (i) the Employee's engaging in (x) dishonesty or (y) gross negligence or misconduct which is materi ally injurious to the Company, as determined in good faith by the Board, or (ii) conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any crime involving moral turpitude or any felony; or (iii) the Employee's violation of any material provisions of this Agree ment, which violation, if capable of cure, is not cured by the Employee within 30 days of receipt of written notice of such violation. For the purposes of clause (iii) of Section 4.1(b) a material provision shall include, but is not limited to, the confidentiality, nondisclosure and non-competition provisions of Sections 6 and 7 of this Agreement, as determined in good faith by the Board;

               (c) Upon the death of the Employee or thirty (30) days after Disability of the Employee (The term "Disability" shall mean an event of disability entitling Employee to coverage under the Company's then current long-term disability plan);

               (d) At the election of the Company, for failure by the Employee to substantially meet the Employee's IPOs for any calendar year
("Non-Performance"), such termination being effec tive upon not less than thirty
(30) days' prior written notice by the Company to the Employee;

               (e) At the election of the Company for other than Non-Performance, death, Disability or Cause, upon not less than thirty (30) days' prior written notice of termination, provided that the Employee shall be entitled as liquidated damages for such termination to those amounts set forth in Section 5.4, and the Employee hereby waives all right or entitlement for any and all damages not covered in Section 5.4; and

               (f) At the election of the Employee, upon not less than four (4) months' prior written notice of termination.


     5. Effect of Termination.
        ---------------------

          5.1 TERMINATION FOR CAUSE. In the event the Employee's employment is terminated for Cause pursuant to Section 4.1(b) prior to the expiration of the Employment Period, the Company shall pay to the Employee the biweekly base salary otherwise payable to her under Section 3.1 for a period beginning on the date of such termination and ending on (a) the date that is six (6) months following such termination, or (b) the expiration date of the Employment Period, whichever occurs first.

          5.2 TERMINATION FOR DEATH OR DISABILITY. If the Employee's employment is terminated by death prior to the expira tion of the Employment Period, the Company shall pay to the estate of the Employee the biweekly base salary and bonus which would otherwise be payable to the Employee through the end of the sixth month after the death occurs. If the Employee's employment is terminated because of Disability, pursuant to Section 4.1(c), the Company shall pay to the Employee the biweekly base salary and bonus otherwise payable to her through the end of the month in which the Employee becomes entitled to receive payments under the Company's long-term disability plan.

          5.3 TERMINATION FOR NON-PERFORMANCE. If the Employee's employment is terminated for Non-Performance pursuant to Section 4.1(d) prior to the expiration of the Employment Period, the Company shall pay to the Employee the biweekly base salary otherwise payable to her under Section 3.1 and continue her health, life and dental benefits on the same basis as during the Employment Period until the earlier of (a) the expiration of the Employment Period, and (b) twenty-four (24) months following the date of such termination.

          5.4 TERMINATION FOR REASONS OTHER THAN NON-PERFORMANCE, CAUSE, DEATH OR DISABILITY. If the Employee's employment is involuntarily terminated by the Company for other than Non- Performance, Cause, death or Disability during the Employment Period:

               (a) The Company shall pay to the Employee through the end of the Employment Period, commencing within thirty (30) days after the last day of actual employment, (i) the Employee's then current biweekly base annual salary through the end of the Employment Period; and (ii) to the extent not yet paid, bonus payments for each partial or full year remaining in the Employment Period based on and equal to the annual incentive bonus paid or payable to the Employee for the last full fiscal year during the Employment Period; such payments shall be made in biweekly installments during the remainder of the Employment Period; and

               (b) During the balance of the Employment Period, or such longer period as any plan, program, practice or policy provides, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those available if the Employee's employment had not been terminated, including the perquisite fund described in Section 3.4. For purposes of eligibility for retiree benefits pursuant to any such plans or programs, the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period.

          5.5 TERMINATION AT ELECTION OF EMPLOYEE. In the event the Employee voluntarily terminates her employment with the Company pursuant to Section 4.1(f), the Company shall pay to the Employee the biweekly base salary payable under Section 3.1 through her last day of actual employment, and no incentive bonus or other payments or benefits will be payable to the Employee, except for payments and benefits theretofore accrued and payable under the Company's retirement and employee welfare benefit plans.

          5.6 PAYMENTS TO EMPLOYEE'S ESTATE. In the event of the Employee's death at a time that the Company is obligated to make continuing payments to the Employee pursuant to Sections 5.1, 5.3 and 5.4 ("Continuing Payments"), the Company shall pay to the estate of the Employee the Continuing Payments to which, and as and when, the Employee would have otherwise been entitled had such death not occurred.

          5.7 SURVIVAL. The provisions relating to post-termination payment and benefits and the provisions of Sections 6 and 7 shall survive and continue to remain in effect after the termination and expiration of this Agreement and termination of the Employee's employment.


     6. Non-Compete.
        -----------

          (a) During such period of time that the Employee is employed by the Company, the Employee will not directly or indirectly as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venture, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company.

          (b) For the period the Employee is receiving compensation payments from the Company pursuant to this Agreement, including any post-termination payments or benefits, the Employee will not directly or indirectly:

               (i) become an owner, partner, joint venture, stockholder, investor (other than as the holder of not more than one percent (1%) of the total outstanding stock), officer, employee, consultant or director of (x) any company or entity that develops, produces, markets or sells CAD/CAM (computer-aided design, computer-aided manufacturing) products and/or services which is in the top 10 by CAD/CAM revenue (excluding the Company) at the time of termination based upon the then current Dataquest or similar survey (for purposes of this agreement, a "Top Ten Company") or (y) any company or entity that has direct contrac tual relationships with any Top Ten Company to develop or design products to the specifications of any such Top Ten Company, or

               (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company.

          (c) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

          (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addi tion to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.


     7. Proprietary Information and Development.
        ---------------------------------------

          7.1 Proprietary Information.
              -----------------------

               (a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or finan cial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, Copyrightable Material (as defined below), and customer and supplier lists. The Employee will not disclose any Proprietary Information to others outside the Company or use the same for any unauthorized purposes without written approval by the Company, either during or after her employment, unless and until such Proprietary Information has become public knowledge or is otherwise publicly known in the industry in which the Company competes or available outside the Company without fault by the Employee.

               (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into her custody or possession, shall be and are the exclusive prop erty of the Company to be used by the Employee only in the performance of her duties for the Company.

               (c) The Employee agrees that her obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and (b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company under obligation of confidentiality or to the Employee in the course of the Company's business.

          7.2 Developments.
              ------------

               (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship (including "Copyrightable Material"), whether patent able or not, which are created, made, conceived or reduced to practice by the Employee or under her direction or jointly with others during her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments"). "Copyrightable Material" means all works of authorship, including, but not limited to, books, papers, arti cles, software programs, documentation, logic diagrams, teaching texts, videotapes, drawings and graphics. The Employee acknowl edges that all such Copyrightable Material shall be deemed to be a "work made for hire," as that term is used in U.S. Copyright Law, and that all right, title and interest in and to the Copy rightable Material and to the copyright therein shall belong exclusively to the Company.

               (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all her right, title and interest in and to all Develop ments and all related patents, patent applications, copyrights and Copyrightable Material.

               (c) The Employee shall return to the Company upon termination of employment for any reason all documents, software, cassettes, lap-top or other computers and related peripherals, computer disks, access cards, keys and other items or materials developed for or otherwise belonging to the Company and all copies thereof which are in her possession or under her control; and further agrees to delete and destroy any information belonging to the Company from her personal computer.

               (d) The Employee has read, and understands and agrees to comply with, the Company's Code of Conduct, including the guidelines and the appended corporate policies (the "Code"), and further agrees to report immediately to the Company any circumstances which may constitute a violation of any portion of the Code.

               (e) The Employee agrees to cooperate fully with the Company, both during and after her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights and patents (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Company shall pay the reasonable out-of-pocket expenses of the Employee incurred in providing such cooperation.

          7.3 OTHER AGREEMENTS. The Employee hereby represents that she is not bound by the terms of any other agreement which will interfere or conflict with the terms of this Agreement. The Employee further represents that her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by her in confidence or in trust prior to her employment with the Company. The representations contained in this
Section 7.3 are necessary for the protection of the business and goodwill of the Company, and the Employee agrees that any breach of this Section has the potential to cause the Company substantial and irrevocable damage, and therefore, in the event of any such breach, the Company shall have the right to immediately terminate this Agreement with no further obligations to the Employee beyond her salary through his last day of actual work.

          7.4 INJUNCTIVE RELIEF. The Employee expressly agrees that in the event she breaches any of the covenants contained in Section 7.1 and 7.2 of this Agreement, the damage suffered by the Company will be difficult to ascertain and money damages alone will not afford an adequate remedy. In the event of such a breach, in addition to such other remedies which may be provided by law, the Company shall have the right to seek specific performance of the covenants contained in this agreement by way of temporary and/or permanent injunctive relief.

     8. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.


     9. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.


     10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.


     11. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.


     12. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.


     13. Successors and Assigns.
         ----------------------

          13.1 This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by her.

          13.2 The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     14. Miscellaneous.
         -------------

          14.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

          14.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          14.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


COMPUTERVISION CORPORATION                  EMPLOYEE:



By: /s/ Russell E. Planitzer                By: /s/ Kathleen A. Cote
  ------------------------------               ---------------------
  Russell E. Planitzer, Chairman               Kathleen A. Cote
   and Chief Executive Officer



By: /s/ Anthony N. Fiore, Jr.
   -----------------------------
   Anthony N. Fiore, Jr., Vice
   President and General Counsel